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                                                                    Exhibit 23.7





                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------



We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of Acxiom Corporation of our report dated November 10, 1997, except as to the paragraph of
Note 1 entitled "Per Share Information" and Note 12, which are as of February 12, 1998, appearing on page F-2 on the Prospectuses which constitute part of the May & Speh, Inc. Registration Statement on Form S-3 (Commission File No. 333-46547). We also consent to the reference to us under the heading "Experts" in such Prospectus.






PricewaterhouseCoopers LLP

Chicago, Illinois
August 17, 1998